Exhibit 99.1

Cambium Networks Reports First Quarter 2020 Financial Results

•	Revenues of $60.4 million, above the high-end of outlook
•	Enterprise Wi-Fi revenues, increased 106% year-over-year
•	Gross margin of 50.7%, non-GAAP(1) gross margin of 51.0%
•	Net loss of $0.8 million or $0.03 per diluted share, non-GAAP(1) net income of $1.4 million or $0.05 per diluted share
•	Adjusted EBITDA(1) of $4.4 million or 7.3% of revenues

ROLLING MEADOWS, IL., May 12, 2020 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the first quarter 2020 ended March 31, 2020.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q1 2020	Q4 2019	Q1 2019	Q1 2020	Q4 2019	Q1 2019
Revenues	$60.4	$64.1	$68.1	$60.4	$64.1	$68.1
Gross margin	50.7%	52.0%	46.7%	51.0%	52.4%	46.8%
Operating margin	0.6%	2.9%	6.9%	5.0%	6.6%	7.4%
Adjusted EBITDA margin				7.3%	8.2%	8.9%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter ended March 31, 2020.

“I am pleased revenues came in above the high-end of our outlook during a period of extreme uncertainty in the world,” said Atul Bhatnagar, president and CEO. “Our financial position remains strong as we weather the current market turbulence. During this period of social distancing, more people are working and learning remotely using an increasing number of devices per household, requiring an increased need for fixed wireless broadband infrastructure.”

Bhatnagar continued, “Our technology leadership in fixed wireless broadband infrastructure will be driven by a new upgrade cycle to gigabit wireless solutions including our 60 GHz and 28 GHz millimeter wave and cloud powered enterprise Wi-Fi 6 solutions.”

Revenues of $60.4 million for the first quarter 2020 decreased $7.7 million year-over-year, as a result of lower demand for Point-to-Multi-Point products due to a technology transition and softer demand for defense related products which impacted Point-to-Point revenues, offset by growth in enterprise Wi-Fi solutions. Revenues for the first quarter 2020 decreased by $3.7 million compared to $64.1 million for the fourth quarter 2019, driven by less Point-to-Point revenues from defense products, offset by increased revenues for Point-to-Multi-Point products, and flat demand for enterprise Wi-Fi solutions ahead of a product transition to Wi-Fi 6. GAAP gross margin for the first quarter 2020 was 50.7%, compared to 46.7% for the first quarter 2019, and 52.0% for the fourth quarter 2019. GAAP operating income for the first quarter 2020 was $0.4 million, compared to $4.7 million during the first quarter 2019, and $1.9 million for the fourth quarter 2019. GAAP net loss for the first quarter 2020 was $0.8 million, or a net loss of $0.03 per diluted share, compared to net income of $1.9 million, or $0.14 per diluted share for the first quarter 2019, and net loss for the fourth quarter 2019 of $1.0 million, or a net loss of $0.04 per diluted share,.

Non-GAAP gross margin for the first quarter 2020 was 51.0%, compared to 46.8% for the first quarter 2019, and 52.4% for the fourth quarter 2019. Non-GAAP operating income for the first quarter 2020 was $3.0 million, compared to $5.1 million for the first quarter 2019, and $4.3 million for the fourth quarter 2019. Non-GAAP net income for the first quarter 2020 was $1.4 million, or $0.05 per diluted share, compared to $2.2 million, or $0.16 per diluted share for the first quarter 2019, and $2.3 million, or $0.09 per diluted share for the fourth quarter 2019. For the first quarter 2020, adjusted EBITDA was $4.4 million or 7.3% of revenues, compared to adjusted EBITDA of $6.0 million or 8.9% of revenues for the first quarter 2019, and $5.3 million or 8.2% of revenues for the fourth quarter 2019.

Cash used in operating activities was $0.8 million for the first quarter 2020, compared to cash provided by operating activities of $3.3 million for the first quarter 2019, and $6.1 million cash provided by operating activities for the fourth quarter 2019. Cash totaled $24.5 million as of March 31, 2020, $20.7 million higher than March 31, 2019, and an increase of $5.1 million from December 31, 2019. The increase in cash balance for the first quarter 2020 from the fourth quarter 2019 was primarily the result of a $10 million draw down on the revolving credit facility to preserve liquidity in a period of macroeconomic uncertainty, a reduction in inventories, offset by a decrease in accounts payable principally due to the timing of inventory payments, an increase in accounts receivable, restructuring payments, and a scheduled principal paydown of debt.

First Quarter 2020 Highlights

•	Revenues of $60.4 million, above the high-end of outlook.
•	Enterprise Wi-Fi revenues increased 106% year-over-year.
•	GAAP gross margin of 50.7%, up 400 basis points from 46.7% for the first quarter 2019.
•	Non-GAAP gross margin of 51.0%, up 420 basis points from 46.8% for the first quarter 2019.
•	GAAP net loss of $0.8 million or $0.03 per diluted share, non-GAAP net income of $1.4 million or $0.05 per diluted share.
•	Adjusted EBITDA of $4.4 million or 7.3% of revenues, compared to $6.0 million or 8.9% of revenues for the first quarter 2019, and $5.3 million or 8.2% of revenues for the fourth quarter 2019.
•	Increased new channel partners by over 1,550 year-over-year, an increase of 26%.

•	Added Arrow in North America and Nuvias Group in EMEA as distribution partners for Xirrus enterprise Wi-Fi solutions.
•	Devices under cnMaestro® Cloud management increased 61% year-over-year.
•	Over 7,800 devices are managed by Cambium Networks’ CBRS SaaS Service.

Second Quarter 2020 Financial Outlook

Taking into account our current visibility, the financial outlook as of May 12, 2020 for the second quarter ending June 30, 2020 is expected to be as follows:

•	GAAP revenues between $51.0-$56.0 million
•	GAAP gross margin between 48.2%-49.2%; and non-GAAP gross margin between 48.5%-49.5%
•	GAAP operating (loss) income between ($1.1)-$0.8 million; and non-GAAP operating income between $1.1-$3.0 million
•	GAAP net loss between $1.9-$0.5 million or between $0.07 and $0.02 per diluted share; and non-GAAP net (loss) income between ($0.1)-$1.3 million or between ($0.00) and $0.05 per diluted share
•	Adjusted EBITDA between $2.1-$4.0 million; and adjusted EBITDA margin between 4.2%-7.2%
•	GAAP taxes between 19.0%-21.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 25.7 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million
•	Interest expense: approximately $1.1 million
•	Capital expenditures: $0.7-$0.9 million
•	Pre-tax restructuring charges: $0.2-$0.3 million

Full Year 2020 Financial Outlook

•

The company has withdrawn its previously announced full year 2020 financial outlook due to the rapidly evolving uncertainty surrounding the effects of the COVID-19 virus although we do expect to generate positive cash flow during 2020.

Cambium Networks is taking additional steps in connection with its previously announced corporate restructuring to continue to better align our cost structure with current economic conditions and position the company to achieve long-term targets and operating growth.

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, May 12, 2020. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1 (470) 495-9483 for international callers, referencing conference ID number 9939885. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1 (855) 859-2056 in the U.S. or Canada and +1 (404) 537-3406 for international callers, using the conference ID number 9939885.

In addition, Cambium Networks president and CEO, Atul Bhatnagar, will present on Wednesday, May 13, 2020 at 3:20 p.m. ET, at the J.P. Morgan Technology, Media, and Communications Conference which will be held virtually. To join the live webcast, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks empowers millions of people with wireless connectivity worldwide. Its wireless portfolio is used by commercial and government network operators as well as broadband service providers to connect people, places and things. With a single network architecture spanning fixed wireless and Wi-Fi, Cambium Networks enables operators to achieve maximum performance with minimal spectrum. End-to-end cloud management transforms networks into dynamic environments that evolve to meet changing needs with minimal physical human intervention. Cambium Networks empowers a growing ecosystem of partners who design and deliver gigabit wireless solutions that just work.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2019 Form 10-K filed with the Securities and Exchange Commission on March 23, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our expectations regarding outstanding litigation; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; and negatively impact our financial results; the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019

Revenues	$60,429	$64,062	$68,112
Cost of revenues	29,797	30,767	36,322
Gross profit	30,632	33,295	31,790
Gross margin	50.7%	52.0%	46.7%
Operating expenses
Research and development	11,814	12,126	10,482
Sales and marketing	10,304	11,445	10,218
General and administrative	6,446	5,936	5,130
Depreciation and amortization	1,695	1,901	1,281
Total operating expenses	30,259	31,408	27,111
Operating income	373	1,887	4,679
Operating margin	0.6%	2.9%	6.9%
Interest expense, net	1,345	1,402	2,268
Other (income) expense, net	(216)	295	134
(Loss) income before income taxes	(756)	190	2,277
Provision for income taxes	82	1,239	415
Net (loss) income	$(838)	$(1,049)	$1,862

(Loss) income per share
Basic and diluted	$(0.03)	$(0.04)	$0.14
Weighted-average number of shares outstanding to compute net (loss) income per share
Basic and diluted	25,677,179	25,635,050	13,600,411

Share-based compensation included in costs and expenses:
Cost of revenues	$17	$15	$—
Research and development	368	301	—
Sales and marketing	232	204	—
General and administrative	194	270	—
Total share-based compensation expense	$811	$790	$—

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets
Cash	$24,493	$19,346
Accounts receivable, net of allowance	61,606	58,628
Inventories, net	32,499	41,670
Recoverable income taxes	46	—
Prepaid expenses	4,078	5,323
Other current assets	4,944	4,350
Total current assets	127,666	129,317
Noncurrent assets
Property and equipment, net	8,264	8,314
Software, net	3,185	3,395
Operating lease assets	6,443	6,872
Intangible assets, net	14,548	15,100
Goodwill	9,493	8,552
Deferred tax assets, net	815	929
Other noncurrent assets	417	—
TOTAL ASSETS	$170,831	$172,479
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$16,528	$25,214
Accrued liabilities	15,017	15,034
Employee compensation	5,097	4,652
Current portion of long-term external debt, net	9,454	9,454
Deferred revenues	6,331	7,430
Other current liabilities	7,400	6,084
Total current liabilities	59,827	67,868
Noncurrent liabilities
Long-term external debt, net	61,795	54,158
Deferred revenues	4,337	4,852
Noncurrent operating lease liabilities	4,724	5,335
Deferred tax liabilities, net	61	337
Other noncurrent liabilities	520	—
Total liabilities	131,264	132,550
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2019 and March 31, 2020; 25,753,603 issued and 25,672,983 outstanding at December 31, 2019; 25,768,757 shares issued and 25,680,205 outstanding at March 31, 2020	3	3
Additional paid in capital	105,584	104,773
Treasury shares, at cost, 80,620 shares at December 31, 2019 and 88,552 shares at March 31, 2020	(1,041)	(1,094)
Accumulated deficit	(64,212)	(63,374)
Accumulated other comprehensive loss	(767)	(379)
Total shareholders’ equity	39,567	39,929
TOTAL LIABILITIES AND EQUITY	$170,831	$172,479

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Cash flows from operating activities:
Net (loss) income	$(838)	$(1,049)	$1,862
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,845	2,046	1,360
Amortization of debt issuance costs	137	136	165
Share-based compensation	811	790	—
Deferred income taxes	(162)	(97)	310
Other	522	(95)	866
Change in assets and liabilities:
Receivables	(2,172)	(31)	(3,487)
Inventories	8,698	1,028	(2,651)
Accounts payable	(8,546)	3,753	1,830
Accrued employee compensation	547	(329)	1,391
Other assets and liabilities	(1,633)	(7)	1,609
Net cash (used in) provided by operating activities	(791)	6,145	3,255
Cash flows from investing activities:
Purchase of property and equipment	(1,053)	(467)	(1,128)
Purchase of software	(157)	(72)	(383)
Cash paid for acquisition	(334)	(2,666)	—
Net cash used in investing activities	(1,544)	(3,205)	(1,511)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	10,000	—	—
Repayment of term loan	(2,500)	(2,375)	(2,375)
Payment of deferred offering costs	—	(181)	—
Taxes paid related to net share settlement of equity awards	52	—	—
Net cash provided by (used in) financing activities	7,552	(2,556)	(2,375)
Effect of exchange rate on cash	(70)	12	(9)
Net increase (decrease) in cash	5,147	396	(640)
Cash, beginning of period	19,346	18,950	4,441
Cash, end of period	$24,493	$19,346	$3,801

Supplemental disclosure of cash flow information:
Income taxes paid	$149	$270	$201
Interest paid	$1,117	$1,185	$1,950

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Point-to-Multi-Point	$34,867	$33,244	$42,327
Point-to-Point	13,110	18,178	19,634
Wi-Fi	11,481	11,521	5,586
Other	971	1,119	565
Total Revenues	$60,429	$64,062	$68,112

REVENUES BY REGION
	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
North America	$31,035	$29,113	$34,364
Europe, Middle East and Africa	18,744	19,217	21,970
Caribbean and Latin America	5,230	8,240	7,099
Asia Pacific	5,420	7,492	4,679
Total Revenues	$60,429	$64,062	$68,112

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  Excluding these non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Sponsor management fees associated with advisory services, (v) share-based compensation expense, (vi) one-time acquisition costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude Sponsor management fees, in order to eliminate the impact on reported performance caused by these fees, which are related to our past ownership structure. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net (loss) income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net (loss) income	$(838)	$(1,049)	$1,862
Interest expense, net	1,345	1,402	2,268
Provision for income taxes	82	1,239	415
Depreciation and amortization	1,845	2,046	1,360
EBITDA	2,434	3,638	5,905
Share-based compensation	811	915	—
Sponsor management fee	—	—	125
Xirrus one-time acquisition charges	—	74	—
Restructuring expense	1,152	644	—
Adjusted EBITDA	$4,397	$5,271	$6,030

Adjusted EBITDA Margin	7.3%	8.2%	8.9%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
GAAP gross profit	$30,632	$33,295	$31,790
Share-based compensation expense	17	15	—
Amortization of capitalized software costs	150	145	79
Restructuring expense	—	117	—
Non-GAAP gross profit	$30,799	$33,572	$31,869
Non-GAAP gross margin	51.0%	52.4%	46.8%

GAAP research and development expense	$11,814	$12,126	$10,482
Share-based compensation expense	368	426	—
Restructuring expense	639	131	—
Non-GAAP research and development expense	$10,807	$11,569	$10,482

GAAP sales and marketing expense	$10,304	$11,445	$10,218
Share-based compensation expense	232	204	—
Restructuring expense	513	362	—
Non-GAAP sales and marketing expense	$9,559	$10,879	$10,218

GAAP general and administrative expense	$6,446	$5,936	$5,130
Share-based compensation expense	194	270	—
Xirrus one-time acquisition charges	—	74	—
Restructuring expense	—	34	—
Non-GAAP general and administrative expense	$6,252	$5,558	$5,130

GAAP depreciation and amortization	$1,695	$1,901	$1,281
Amortization of acquired intangibles	551	593	293
Non-GAAP depreciation and amortization	$1,144	$1,308	$988

GAAP operating income	$373	$1,887	$4,679
Share-based compensation expense	811	915	—
Amortization of capitalized software costs	150	145	79
Amortization of acquired intangibles	551	593	293
Xirrus one-time acquisition charges	—	74	—
Restructuring expense	1,152	644	—
Non-GAAP operating income	$3,037	$4,258	$5,051

GAAP pre-tax income (loss)	$(756)	$190	$2,277
Share-based compensation expense	811	915	—
Amortization of capitalized software costs	150	145	79
Amortization of acquired intangibles	551	593	293
Xirrus one-time acquisition charges	—	74	—
Restructuring expense	1,152	644	—
Non-GAAP pre-tax income	$1,908	$2,561	$2,649

GAAP provision (benefit) for income taxes	$82	$1,239	$415
Valuation allowance impacts	—	1,361	—
Tax impacts of share vesting	3	277	—
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition, restructuring expense using non-GAAP ETR	(533)	(688)	(67)
All other discrete items	61	—	6
Non-GAAP provision for income taxes	$551	$289	$476
Non-GAAP ETR	28.9%	11.3%	18.0%

GAAP net (loss) income	$(838)	$(1,049)	$1,862
Share-based compensation expense	811	915	—
Amortization of capitalized software costs	150	145	79
Amortization of acquired intangibles	551	593	293
Xirrus one-time acquisition charges	—	74	—
Restructuring expense	1,152	644	—
Non-GAAP adjustments to tax	64	1,638	6
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition charges, restructuring expense using non-GAAP ETR	(533)	(688)	(67)
Non-GAAP net income	$1,357	$2,272	$2,173

Non-GAAP fully weighted basic and diluted shares	25,680	25,673	13,600

Non-GAAP net income per Non-GAAP fully weighted basic and diluted shares	$0.05	$0.09	$0.16

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Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com